Company Contact:
INmune Bio Inc. (NASDAQ: INMB)
David Moss, Chief Financial Officer
PH: (858) 964-3720
Dmoss@INmuneBio.com

Investor Contact:
KCSA Strategic Communications
Valter Pinto / Scott Eckstein
PH: (212) 896-1254 / (212) 896-1210
INmune@KCSA.com

HARNESSING THE POWER OF THE INNATE IMMUNE SYSTEM

INmune Bio (NASDAQ: INMB) is a clinical-stage immunotherapy company with 3 drug programs focused on harnessing the innate immune system to treat cancers and neurodegenerative diseases initially focused on Alzheimer's disease.

INmune Bio Inc. (NASDAQ: INMB) - a diversified, clinical stage immunology company developing novel therapies targeting distinct parts of a patient's innate immune system to fight disease. Drug candidates, ***INKmune™ and INB03***, may be used to treat cancer. ***XPro1595*** targets neuroinflammation as a cause of Alzheimer's disease. INmune Bio's product platforms utilize a precision therapy approach, promoting the body's innate immune response to treat unsolved problems in medicine.

Pipeline – Multiple Shots on *Large* Goals:


Preclinical
Phase I
Phase II POC
Pivotal
INB03 for CPI* resistance (cancer)
INB03 for trastuzumab resistance
INKmune to eliminate MRD** (relapsed/refractory ovarian cancer)
INKmune for high-risk MDS
XPro1595 (Alzheimer's Disease)

**CPI – Checkpoint inhibitors which allow the immune system to differentiate normal cells and attack foreign cells.*

***MRD – Minimal residual disease is small numbers of leukaemic cells that remain in the person during treatment, or after treatment when the patient is in remission. It is the major cause of relapse in cancer and leukemia.*

3 Drug Programs in Clinical Trials:

What is the innate immune system?

Our body's immune system is broken into two components, innate and adaptive. ***Innate*** is an immediate, non-specific, initial response, serving as a first line of defense against infection and cancer. ***Adaptive*** is a highly specific response to bacteria, virus or other microorganisms that causes disease. As a system, both the innate and adaptive immune system are required for effective therapy. Most drug development programs focus on the adaptive immune response and ignore innate immunity. INMB harnesses the innate immune system with a targeted biomarker approach.

INB03

- Targets Myeloid-Derived Suppressor Cells (MDSC) that can inhibit anti-tumor immune reactions and stimulate tumor growth
- Resistance to CPI* – fast growing oncology market segment

INKmune™

- Biologic therapy that primes NK cells to eliminate minimal residual disease – a major cause of cancer relapse and death
- First trials in women with relapsed/refractory ovarian cancer Residual disease

XPro1595

- Targeting microglial cells to decrease neuroinflammation – a cause of brain cell loss and dysfunction in Alzheimer's disease
- Alzheimer's disease/dementia market - 50 million people worldwide
- Awarded $1 million grant from Alzheimer's Association

Significant Upcoming Catalysts

Product	Geography	Indication	Event	Timeline
INB03	Australia	Solid Tumors	Initial Phase 1 Data Readout	Q3 '19
INKmune	UK	Ovarian Cancer	Initiate Enrollment of Phase 1/2 study	Q4 '19
INB03	Australia	Solid Tumors	Initiate Combination Study, Additional Cohorts to Phase 1 Study	1H '20
XPro1595	UK	Alzheimer's	Initiate Enrollment of Phase 1 Study	Q3'19
INKmune	UK	Ovarian Cancer	Report Initial Phase 1 Data	1H '20
XPro1595	UK	Alzheimer's	Early Data	Q1'20
INKmune	UK	Ovarian Cancer	Initiate Phase 2 Study	2H '20
INB03	Australia/US	Solid Tumors	Initiate INB03 + CPI* Phase 2 Combination Study	1H '20

INmuneBio
INNATE IMMUNITY

INB03 Improves Checkpoint Inhibitor Function

MDSC "force field" before INB03

Cancer killing T cell after CPI* can not kill cancer cells due to MDSC


Cancer cells live and grow

MDSC "force field" after INB03

Cancer killing T cell after CPI* kills cancer cells when MDSC is eliminated by INB03


Cancer cells killed by CPI* powered T cells

INB03 Development Program

Ongoing Phase 1 Open-Label, Dose-Escalation Trial

12 patients with advanced solid tumors with biomarkers of chronic inflammation including increased MDSC

- Treatment: INB03 sub-cutaneous once a week
- Endpoints: Safety and decreased MDSC

Phase 2 Trial in Stage IV Melanoma* +-CPI

Patients resistant to CPI* with increased MDSC

- Treatment: Combination therapy INB03 +- CPI*
- Endpoints: Decreased MDSC and no resistance to CPI* with improved progression free/overall survival

*subject to modification pending results of Phase 1

Xpro1595: Neuroinflammation, the "Ignored" Element of Alzheimer's Disease

Phase 1: Alzheimer's Disease

Biomarker directed trial of patients with inflammation and proven Alzheimer's diseases

18 patients in 3 cohorts

- Weekly XPro1595 subQ for 3 months
- Biomarkers of inflammation at 0, 6 and 12 weeks
- Endpoints:
  - Safety
  - Decreased inflammation blood, cerebrospinal fluid (CSF), brain and breath
  - Measures of cogitation, psychiatric symptoms and quality of life (QOL)

INKmune: Treat Minimal Residual Disease (MRD**)

Residual disease is the cancer that is left behind after treatment; two types – overt (visible by imaging studies) and minimal (MRD** – ***NOT*** visible by imaging studies)

NK cells are responsible for eliminating MRD**, problem is patient's NK cells are inactive, however INKmune primes the NK cells to kill the cancer

Phase 1/2 study in relapsed/refractory CaOva

- Platinum resistant/refractory patients with minimal residual disease
- Treatment: INKmune - 6 doses
- Endpoints: Safety, increased NK activation and tumor killing and decreased tumor burden (when in Phase 2)

Experienced Leadership

Management

Raymond J. Tesi, MD – CEO, CMO, Chairman
David J. Moss – CFO
Professor Mark Lowdell, PhD – CSO/CMO

Directors

Raymond J. Tesi, MD (Chairman)
David Szymkowski, PhD (VP of Cell Biology, Xencor)
J. Kelly Ganjei (CEO of Cognate)
Scott Juda (Founder and Managing Member, Fossick Capital)
Timothy Schroeder (CEO and Founder of CTI)

Financial Snapshot (as of June 14, 2019)

NASDAQ (closed IPO in February 2019):	INMB
Share Price:	$10.36
Market Cap:	107.6M
Shares Outstanding (common/ fully diluted, as of 5/10/19):	10.3M / 13.3M
Insider Ownership:	63.09%
Debt:	$0
Analyst Coverage:	Maxim (BUY, $13PT)